EXHIBIT INDEX

(d)(2) Investment Management Services Agreement between Registrant, on behalf of AXP Real Estate Fund, and American Express Financial Corporation, dated Nov. 13, 2003.

(e)(2) Distribution Agreement between Registrant, on behalf of AXP Real Estate Fund, and American Express Financial Advisors Inc., dated Nov. 13, 2003.

(g)(3) Custodian Agreement between Registrant, on behalf of AXP Real Estate Fund, and American Express Trust Company, dated Nov. 13, 2003.

(h)(3) Administrative Services Agreement between Registrant, on behalf of AXP Real Estate Fund, and American Express Financial Corporation, dated Nov. 13, 2003.

(h)(7) Class Y Shareholder Service Agreement between Registrant, on behalf of AXP Real Estate Fund, and American Express Financial Advisors Inc., dated Nov. 13, 2003.

(h)(9) Transfer Agency Agreement between Registrant, on behalf of AXP Real Estate Fund, and American Express Client Service Corporation, dated Nov. 13, 2003.

(h)(11)  Fee Waiver Agreement for AXP Real Estate Fund, dated November 13, 2003.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(m)(3) Plan and Agreement of Distribution between Registrant, on behalf of AXP Real Estate Fund and American Express Financial Advisors Inc., dated Nov. 13, 2003.